Exhibit 99.1

For More Information:

www.bea.com/investors

BEA Provides Principal Conclusions of Stock Option Review

SAN JOSE, Calif.—Feb. 14, 2007—BEA Systems, Inc., a world leader in enterprise infrastructure software, today announced the principal conclusions of its ongoing stock option review.

In August 2006, the Company announced that its Board of Directors had asked its Audit Committee to review the Company’s historic stock option grant practices. The Audit Committee retained independent legal counsel, Simpson Thacher & Bartlett LLP, to assist it in its review, which is now substantially complete. The review encompassed the period January 1996 through June 2006. It involved examining more than 4.5 million pages of documents, more than 470 granting actions relating to over 30,000 option grants to more than 12,000 Company employees, and conducted 30 interviews of current and former officers, directors, employees and outside advisors.

The principal findings of the review are:

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Most options granted between June 1997 and June 2006 were approved via Unanimous Written Consents (“UWCs”). The Company used the effective date on the UWC as the grant date, and as per the Company’s stock option plans used the closing price of the trading day immediately prior to the grant date as the exercise price for the options. During that time period, the majority of grants were not final as of the effective date stated on the face of the UWC. As a result, the grant date recorded by the Company was not the appropriate accounting measurement date, resulting in compensation expense that, in most instances, was not recorded.

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With respect to a number of grants, most made prior to 2003 when certain improvements were made to the stock option granting process, some members of senior management appear to have chosen grant dates with the benefit of hindsight and submitted those grants for approval through UWCs to be executed by the Chief Executive Officer. The UWC approving such grants reflects the chosen date of the grant rather than the date of the approval. As a result, the grant date recorded by the Company was not the appropriate accounting measurement date, resulting in compensation expense that, in most instances, was not recorded.

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Prior to April 2003, administrative errors prevented some option grants from being approved in a timely fashion. These errors were subsequently remedied by providing the affected employees with grants effective as of the date the grant would have occurred had no errors been made. The grants were either made in a subsequent UWC or Board Resolution with an earlier “effective date” or by amendment to a prior UWC or Board Resolution. The appropriate accounting measurement date for these delayed grants was the date the grants were actually approved, not the earlier date. Recording the appropriate accounting measurement date in many instances would have resulted in compensation expense.

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The Company did not grant options to employees prior to an employee’s start date. However, in certain instances, employees were permitted to begin a leave of absence upon being hired, allowing the employees to receive a stock option grant and specific exercise price as of their start date without providing service during the leave of absence. Generally accepted accounting principles (“GAAP”) requires compensation expense be recorded when options are granted under such circumstances; however, the Company failed to record the required expense.

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For much of the period under investigation, departing employees frequently were given leaves of absence, separation agreements or termination agreements in lieu of severance payments. For certain of these termination arrangements, it appears the purpose was to provide the employees extended option vesting and exercising privileges. Under GAAP, such agreements constitute modifications to the original option grants and compensation expense must be recorded. The Company failed to record the required compensation expense.

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Certain employees were granted options that were later cancelled and either immediately or shortly thereafter reissued at a lower price. For some of these grants, the purpose appears to have been to give the grantee a lower exercise price. Under GAAP this is a re-pricing that requires compensation expense to be recognized and adjusted quarterly for as long as the re-priced option remains outstanding. In most instances, the Company failed to record this expense.

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•	The actions described in the categories listed above were applicable broadly across the Company’s employee base.

•	In some instances, grants were given to Section 16 officers without the approval of the Compensation Committee, as required by the Company’s stock option plan and Compensation Committee charter.

On December 4, 2006, the Company announced that it expected changes in measurement dates to result in material, non-cash compensation expenses, and therefore that its historic financial statements should no longer be relied upon and that certain financial statements would need to be restated. At this time, the Company expects that it will restate its financial statements from Fiscal 1998 through Fiscal 2007, and that it will record non-cash compensation expense, on a pre-tax basis, of between $340 and $390 million, with the majority of this expense relating to grants made in the Fiscal 1999 through Fiscal 2002 period. Approximately $270 million of these pre-tax expenses result from correcting the accounting measurement dates for grants, while the remainder relates to the termination expenses that should have been recorded. The Company is working with its independent auditors, Ernst & Young LLP, to complete its restatement and become current with its public filings as soon as possible.

The staff of the Securities and Exchange Commission is conducting an informal inquiry into the Company’s stock option grant practices. The Company has been and will continue to cooperate fully with this inquiry.

As a result of its findings, the Audit Committee has made numerous recommendations regarding remedial action, all of which have been approved by the Board of Directors, including:

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The Compensation Committee of the Board of Directors will be reconstituted and, in conjunction with the Audit Committee and its advisors, it will create a new Compensation Committee charter and new stock option granting process to ensure that the practices identified above will not occur in the future.

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The Human Resources department will be restructured, and a new Human Resources leader will be recruited. The current Senior Vice President of Human Resources will remain with the Company as an employee through a mutually agreed upon transition period. She has also voluntarily agreed to have all of her outstanding options re-priced to the price associated with the correct measurement dates as determined by the Audit Committee. In addition, two other senior employees in the Human Resources department who were involved in the stock option granting and stock administration processes voluntarily have agreed to have all of their outstanding stock options re-priced to the price associated with the correct measurement dates of those grants as determined by the Audit Committee.

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The office of the General Counsel will be strengthened by providing that the position will be filled with a new executive officer who reports directly to the CEO and who also has a reporting responsibility to the Board’s Nominating and Governance Committee. It is expected that the new General Counsel will possess substantial experience with compliance issues. The current General Counsel voluntarily has agreed to have his outstanding stock options re-priced to the price associated with the correct measurement dates of those grants as determined by the Audit Committee. He will no longer serve as the General Counsel of the Company, but will remain at BEA as a vice president in the legal department.

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William Klein, who served as Chief Financial Officer from February 2000 through February 2005 and has served as Executive Vice President of Business Planning and Corporate Development since 2005, voluntarily has agreed to repay BEA all after-tax gains he realized on options resulting from mis-pricings, as determined by the Audit Committee. On a pre-tax basis, Mr. Klein had realized approximately $34,000 of such gains. Mr. Klein also voluntarily agreed to a re-pricing of all of his outstanding options to the prices determined by the Audit Committee as the correct price for each of his grants. Mr. Klein will no longer serve as Executive Vice President, but will remain at BEA in the position of Vice President of Business Planning and Corporate Development.

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Mark Dentinger, who has served as Executive Vice President and Chief Financial Officer since February 2005, has voluntarily agreed to a re-pricing of all of his outstanding options to the prices determined by the Audit Committee as the correct price for each of his grants.

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Alfred Chuang, who has served as Chief Executive Officer since October 2001, realized a pre-tax gain of approximately $2.4 million on his partial exercise of grants made to him in 1998 and 1999, grants that were approved at least two years prior to his becoming the Chief Executive Officer. Although the Audit Committee did not find that Mr. Chuang was involved in the mis-pricing of these grants, Mr. Chuang voluntarily has agreed to repay to BEA all after-tax gains realized as a result of these options being priced below the corrected price, as determined by the Audit Committee. In addition, Mr. Chuang has voluntarily agreed to a re-pricing of all of his outstanding options to the prices determined by the Audit Committee as the correct price for each of his grants. Mr. Chuang has not realized any other gains as a result of option mis-pricings and, as a result of the re-pricing of his outstanding options as described above, will not realize any such gains in the future.

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William Coleman, who served as the Company’s Chief Executive Officer from 1995 through October 2001, has voluntarily agreed to pay BEA the after-tax gains he realized on exercises of options that the Audit Committee has determined were originally mis-priced. On a pre-tax basis, the amount of such gain was approximately $260,000.

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All current independent directors of the Company who have received options that were mis-priced voluntarily have agreed to re-price all such outstanding options to the price associated with the correct measurement dates, as determined by the Audit Committee. None of these directors has realized any gain from the exercise of any mis-priced options.

•	As a result of the remedial actions, the exercise price of currently outstanding options held by the directors and officers described above will increase, in the aggregate, approximately $23 million.

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Following the review, the Audit Committee and the Board of Directors expressed their continued confidence in the leadership and integrity of Mr. Chuang and the current Executive Leadership Team.

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is a world leader in enterprise infrastructure software. BEA’s SOA 360o platform is the industry’s most unified SOA platform for business transformation and optimization, in order to improve cost structures and grow new revenue streams. Information about how BEA is enabling customers to achieve Business LiquidITyTM can be found at bea.com.

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BEA Systems, Inc., BEA, Tuxedo, WebLogic, BEA JRockit and BEA WebLogic Server are registered trademarks, and BEA WebLogic Enterprise Platform, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic, BEA eLink, Business LiquidITy, microService Architecture and BEA WebLogic Enterprise Security are trademarks, of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements that the Company expects that it will restate its financial statements from Fiscal 1998 through Fiscal 2007; that the Company expects to record non-cash compensation expense, on a pre-tax basis, of between $340 and $390 million, approximately $270 million of which results from correcting the accounting measurement dates for grants, while the remainder relates to certain termination expenses that should have been recorded; and that the Company is working with its independent auditors to complete its restatement and become current with its public filings as soon as possible. Actual results and outcomes could differ significantly from our current expectations due to a range of factors, including the discovery of additional information relevant to the review, the application of accounting or tax principles in an unanticipated manner, and an unanticipated delay in the completion of the investigation or the preparation and filing of the Company’s required reports with the SEC. For additional factors and risks, please refer to our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended Jan. 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, as well as similar disclosures in subsequent SEC filings.

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The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Contact Information:

Investor Contact:

Kevin Faulkner

BEA Systems, Inc.

+1-408-570-8293

kevin.faulkner@bea.com

Media and Industry Analyst Contact:

Kevin Hayden

BEA Systems, Inc.

+1-408-570-8017

khayden@bea.com

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